UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2026

Allogene Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38693	82-3562771
(State or other jurisdiction of incorporation organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 East Grand Avenue
South San Francisco, CA		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 457-2700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ALLO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 13, 2026, Allogene Therapeutics, Inc. (the “Company”) announced the commencement of a proposed underwritten public offering of its common stock.

In connection with the Company’s proposed public offering, the Company has suspended the offering of any shares of its common stock pursuant to the sales agreement prospectus, dated April 25, 2024, contained in the Company’s Registration Statement on Form S-3 (File No. 333-277951) filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2024 relating to that certain Sales Agreement, dated November 5, 2019 (the “Sales Agreement”), as amended on November 2, 2022 and November 2, 2023, by and between the Company and TD Securities (U.S.A.) LLC (f/k/a Cowen and Company, LLC). The Company will not make any sales of common stock pursuant to the Sales Agreement unless and until a new prospectus or prospectus supplement is filed with the SEC.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, which is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Allogene Therapeutics, Inc.

Date: April 13, 2026	By:	/s/ David Chang, M.D., Ph.D.
David Chang, M.D., Ph.D.
President and Chief Executive Officer

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